1 UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 28, 2016 DLH Holdings Corp. (Exact name of registrant as specified in its charter) COMMISSION FILE NUMBER: 0-18492 New Jersey 22-1899798 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 3565 Piedmont Road, NE Building 3, Suite 700 Atlanta, GA 30305 (Address and zip code of principal executive offices) (866) 952-1647 (Registrant's telephone number, including area code) CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2 Item 3.02 Unregistered Sales of Equity Securities DLH Holdings Corp. (the “Company” or “DLH”) completed its previously announced rights offering (the “Rights Offering”) on September 29, 2016. In the Rights Offering, the Company successfully raised $2.65 million through the sale of 710,455 shares (subject to rounding down to the nearest whole share) of its common stock at the $3.73 per share offering price. The information set forth in Item 8.01 of this Current Report on Form 8-K regarding the issuance of the shares of common stock by DLH to entities affiliated with Wynnefield Capital, Inc. in the Rights Offering is incorporated herein by reference. The securities issued to such entities are restricted securities and were offered and sold in private transactions to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended and similar exemptions under applicable state laws. The securities sold in the foregoing transaction may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers New Employment Agreement with Chief Executive Officer On September 28, 2016, DLH entered into a new employment agreement with Zachary C. Parker, its Chief Executive Officer and President. The new employment agreement with Mr. Parker is effective as of September 30, 2016 and will expire September 30, 2019. The following is a summary of the terms of the new employment agreement with Mr. Parker, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Parker will continue to serve as the Chief Executive Officer and President of DLH Holdings Corp. and as a member of its board of directors. Under the employment agreement, Mr. Parker will receive a base salary of $425,000 per annum and be eligible to receive an annual bonus of up to 100% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Management Resources and Compensation Committee of the board of directors (the “Committee”). During the term of the agreement, he shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the board of directors. In the event of the termination of Mr. Parker’s employment by us without “cause” or by him for “good reason”, as such terms are defined in the employment agreement, he would be entitled to: (a) a severance payment of 24 months of base salary; (b) continued participation in our health and welfare plans for up to 18 months; and (c) all accrued but unpaid compensation. Further, under the new employment agreement, if within 90 days of a “change in control” (as defined in the new employment agreement) either Mr. Parker’s employment is terminated, or his title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him substantially the same compensation and benefits as if his termination was without “cause” or for “good reason”, subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Mr. Parker’s new agreement did not otherwise modify any of the payments or benefits to which he was entitled under his prior employment agreement in the event of a termination of his employment due to disability, death, termination without cause or upon the expiration of the term of the employment agreement. Pursuant to the employment agreement, Mr. Parker is subject to customary confidentiality, non- solicitation of employees and non-competition obligations that survive the termination of such agreement. Discretionary Special Cash Bonus Awards Effective as of September 28, 2016, the Management Resources and Compensation Committee of the Board of Directors of DLH (the “Committee”) approved discretionary special cash bonus awards for its Chief Executive Officer and Chief Financial Officer. A cash bonus of $75,000 was awarded to DLH’s Chief Executive Officer and a cash bonus of $100,000 was awarded to its Chief Financial Officer. The Committee granted these discretionary

3 special cash bonus awards based on its review of the performance of these officers in connection with the development of a strategic acquisition plan, the identification of a target company consistent with such strategic plan, the consummation of the acquisition of Danya International, LLC, including the arrangement of financing for the transaction, and the subsequent integration of the target with DLH. Item 8.01 Other Events On September 30, 2016, the Company issued a press release announcing that it completed the closing of the Rights Offering and raised $2.65 million by selling 710,455 shares (subject to rounding down to the nearest whole share) of its common stock at the $3.73 per share offering price. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. As a result of the completion of the Rights Offering, the total number of shares of the Company`s common stock outstanding is now approximately 11,140,364 shares. On July 1, 2016, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission for a rights offering in which existing stockholders of the Company would receive non-transferable rights to purchase $2.65 million of additional shares of its common stock. Under the terms of the Rights Offering, the Company distributed, at no charge to the holders of its common stock as of the record date of August 19, 2016, non-transferable subscription rights for each share of common stock owned on the record date. Each subscription right entitled the holder to purchase 0.06827 shares of the Company’s common stock at a price of $3.73 per share, resulting in the issuance of up to 710,455 shares of common stock. The Rights Offering also included an over- subscription privilege, which entitled a holder who exercised its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right and to reduction by the Company under certain circumstances. The Company’s Registration Statement on Form S-3 for the Rights Offering was declared effective on August 18, 2016 by the Securities and Exchange Commission. Mailing of the offering materials to eligible stockholders began on or about August 22, 2016 and the subscription period expired on September 21, 2016. Subscription rights that were not exercised by 5:00 p.m., New York City time, on September 21, 2016, have expired. Officers and directors of the Company purchased an aggregate of 59,546 shares in the rights offering. Further, in connection with the Rights Offering, on August 18, 2016, the Company entered into a standby purchase agreement with Wynnefield Capital, Inc. (“Wynnefield Capital”), which owned, prior to the Rights Offering, approximately 42% of the Company’s common stock (excluding common stock warrants) through certain affiliated entities. Pursuant to the standby purchase agreement, Wynnefield Capital (or affiliated assignees) agreed to acquire from us in the Rights Offering, subject to the satisfaction of specified conditions, shares of common stock not otherwise purchased by shareholders in the rights offering, up to a maximum amount of $2.5 million of shares. Funds affiliated with Wynnefield Capital exercised their basic subscription rights in the Rights Offering and purchased a total of 298,834 shares of the Company’s common stock on the same terms as all other participants at $3.73 per share. A portion of the subscription price of the shares purchased by funds affiliated with Wynnefield Capital in the Rights Offering was set-off against the $2.5 million of subordinated notes issued by the Company in May 2016 to such funds, and the remaining principal amount of these notes, along with accrued and unpaid interest thereon, were repaid from the proceeds of the Rights Offering. The Company received the remaining $108,663.75 of proceeds at closing. In connection with the Rights Offering, shares issued to Wynnefield Capital and its affiliated purchasers are deemed restricted securities and were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Company was notified by the subscription agent that it had received subscriptions (including both basic and oversubscriptions) for a total of 1,060,822 shares, which exceeded the maximum offering amount. Consequently, those shareholders who oversubscribed will have their oversubscriptions reduced pro rata based on the basic holdings of all shareholders who oversubscribed. As the Rights Offering was oversubscribed, Wynnefield Capital was not required to purchase additional shares pursuant to the standby purchase agreement. In addition, as previously reported, the Company also agreed to enter into a registration rights agreement with Wynnefield Capital whereby the Company will, at its cost and expense, register for resale under the Securities Act of 1933, all of the shares of common stock purchased by Wynnefield Capital (and its affiliated entities) in the Rights

4 Offering and which may be acquired upon exercise of certain warrants issued to entities affiliated with Wynnefield Capital on May 2, 2016. Under this agreement, we agreed to file a registration statement with the SEC within 90 days of closing of the Rights Offering. We executed the registration rights agreement upon the completion of the Rights Offering on September 29, 2016. The foregoing description of the registration rights agreement is not complete and is subject to, and qualified in its entirety by, the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Item 9.01 Financial Statements and Exhibits (d) Exhibits The following exhibits are attached to this Current Report on Form 8-K: Exhibit Number Exhibit Title or Description 10.1 Employment Agreement between the Company and Zachary C. Parker 10.2 Registration Rights Agreement dated September 29, 2016 99.1 Press Release dated September 29, 2016

5 SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized. DLH Holdings Corp. By: /s/ Kathryn M. JohnBull Name: Kathryn M. JohnBull Title: Chief Financial Officer Date: October 4, 2016

6 EXHIBIT INDEX Exhibit Number Exhibit Title or Description 10.1 Employment Agreement between the Company and Zachary C. Parker 10.2 Registration Rights Agreement dated September 29, 2016 99.1 Press Release dated September 29, 2016